Exhibit 99.1

SeaChange Reports Fiscal Q3 2023 Financial and Operational Results

•
Total revenue of $8.3 million, up 13% sequentially and 16% year-over-year
•
Gross margin expands to 62% in Fiscal Q3 2023 from 52% in Fiscal Q3 2022
•
Generated positive non-GAAP net income for second consecutive quarter
•
Selected by Fox Sports Mexico to power next-generation streaming service

Boston, MA – December 12, 2022 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”), a leading provider of video delivery, advertising, streaming platforms, and emerging FAST (Free Ad-Supported Streaming TV services) development, today, reported financial and operational results for the fiscal third quarter ended October 31, 2022.

Fiscal Third Quarter 2023 and Recent Highlights

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Grew total revenue to $8.3 million, driven primarily by services growth, which services growth revenue was up 41% sequentially and 68% year-over-year to $6.1 million
•
Generated positive non-GAAP net income for a second consecutive quarter, driven by continued revenue growth and cost containment through execution of the transition to a sustainable profitable business model
•
Selected by Fox Sports Mexico, a leading multiplatform brand broadcasting Paid TV channels FOX Sports, FOX Sports 2, FOX Sports 3, and FOX Sports Premium, to power their next-generation streaming service
•
Launched the service extension for Grupo TVCable, the leading cable provider in Ecuador, to support streaming of the FIFA World Cup QatarTM2022
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Launched new StreamVid customers, generating additional recurring SaaS revenues starting in Q3 fiscal 2023
•
Renewed and extended contracts with Tier 1 operators in Latin America and EMEA
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Maintained a balance sheet with $14.5 million in cash, and no debt at quarter end

Management Commentary

“Our fiscal Q3 financial and operational results represented a continuation in executing our strategy of becoming a platform that combines financial performance with state-of-the art video streaming and ad tech assets to create organic and strategic growth opportunities,” said SeaChange’s Chairman and Chief Executive Officer, Peter D. Aquino. “We generated another quarter of strong results highlighted by sequential and year-over-year revenue growth, while our gross margins expanded and non-GAAP operating costs were relatively stable compared to the prior year period. Taken together, we generated non-GAAP net income for the second consecutive quarter, demonstrating the financial health of our business. Operationally, we believe our team is continuing to build momentum by securing major new customers like Fox Sports Mexico as we look to build on our SaaS-based recurring revenue streams, while growing and deepening our customer engagements.”

Fiscal Third Quarter 2023 Financial Results

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Total revenue was $8.3 million, an increase of 13% compared to $7.3 million in the second quarter of fiscal 2023 and an increase of 16% compared to $7.2 million in the third quarter of fiscal 2022. The sequential increase in total revenue was primarily due to higher services revenue.
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Product revenue was $2.2 million (or 26% of total revenue), compared to $3.0 million (or 41% of total revenue) in the second quarter of fiscal 2023 and $3.5 million (or 49% of total revenue) in the third quarter of fiscal 2022. Service revenue was $6.1 million (or 74% of total revenue), compared to $4.3 million (or 59% of total revenue) in the second quarter of fiscal 2023 and $3.6 million (or 51% of total revenue) in the third quarter of fiscal 2022.
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Gross profit was $5.2 million (or 62% of total revenue), an increase of 8% compared to $4.8 million (or 65% of total revenue) in the second quarter of fiscal 2023 and an increase of 39% compared to $3.7 million (or 52% of total revenue) in the third quarter of fiscal 2022.
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Total non-GAAP operating expenses were $5.0 million, compared to non-GAAP operating expenses of $4.8 million in the second quarter of fiscal 2023 and $5.1 million in the third quarter of fiscal 2022.
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GAAP loss from operations totaled $3.7 million, compared to a GAAP loss from operations of $6.5 million in the second quarter of fiscal 2023 and $2.0 million in the third quarter of fiscal 2022. GAAP loss from operations was negatively impacted by a non-cash goodwill impairment in both the second quarter and third quarter of fiscal 2023 totaling $5.8 million and $3.3 million, respectively.
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GAAP net loss totaled $3.7 million, or $(0.07) per basic share, compared to a GAAP net loss of $6.5 million, or $(0.13) per basic share, in the second quarter of fiscal 2023 and a GAAP net loss of $2.1 million, or $(0.04) per basic share, in the third quarter of fiscal 2022.
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Non-GAAP income from operations totaled $0.1 million or breakeven per fully diluted share, compared to non-GAAP income from operations of less than $0.1 million, or breakeven per fully diluted share, in the second quarter of fiscal 2023, and non-GAAP loss from operations of $1.4 million, or $(0.03) per basic share, in the third quarter of fiscal 2022.
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Ended the third quarter of fiscal 2023 with cash and cash equivalents of $14.5 million and no debt.

Conference Call

SeaChange will host a conference call today (December 12, 2022) beginning at 4:30 p.m. Eastern Time to discuss its financial results and recent business highlights. Investors interested in listening to the call may do so via the following phone numbers:

U.S. dial-in number: 877-407-8037

International number: +1 201-689-8037

Meeting Number: 13734704

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at +1 949-574-3860.

The conference call will be broadcast and available for replay for 12 months following the call here and via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Forward-Looking Statements

Certain statements in this press release and any oral statements made regarding the contents of this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to generate recurring SaaS revenues, create organic and strategic growth opportunities, continue building momentum by securing major new customers, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to: a reduction in spending by customers on video solutions and services would adversely affect our business, financial condition and operating results; the increase in labor, service and supply costs, including as a result of inflationary pressures; the manner in which the multiscreen video and over-the-top markets develop; SeaChange may be unsuccessful in our efforts to become a company that primarily provides software solutions; the inability to successfully compete in our marketplace; the failure to respond to rapidly changing technologies related to multiscreen video; the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria to have been satisfied in a given fiscal quarter; the cancellation or deferral of purchases of our products or final customer acceptance; a decline in demand or average selling prices for our products and services; our entry into fixed-price contracts, which could subject us to losses if we have cost overruns; warranty claims on our products and any significant warranty expense in excess of estimates; the possibility that our software products contain serious errors or defects; turnover in our senior management; the failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the effects of new outbreaks of COVID-19, including actions taken by governmental officials to curb the spread of the virus, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; the efficacy of vaccines against the COVID-19 virus, including new variants; the impact of the ongoing conflict in Ukraine on our business; the ability of SeaChange to remain listed on Nasdaq; the success and timing of regulatory submissions; litigation regarding intellectual property rights; changes in the regulatory environment; significant risks to our business when we engage in the outsourcing of engineering work, including outsourcing of software work overseas; fluctuations in foreign currency exchange rates could negatively impact our financial results and cash flows; weakened global economic conditions that may harm our industry, business and results of operations; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, subsequent quarterly reports and in subsequent filings SeaChange makes with the SEC from time to time, particularly under the heading “Risk Factors”. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	October 31, 2022	January 31, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$14,498	$17,528
Accounts receivable, net	7,011	8,819
Unbilled receivables	12,030	13,112
Prepaid expenses and other current assets	2,545	2,310
Property and equipment, net	686	902
Goodwill and intangible assets, net	-	9,882
Other assets	1,796	2,643
Total assets	$38,566	$55,196
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$7,144	$8,538
Deferred revenue	2,554	4,024
Income taxes payable	98	110
Total liabilities	9,796	12,672
Total stockholders' equity	28,770	42,524
Total liabilities and stockholders' equity	$38,566	$55,196

SeaChange International, Inc.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Product	$2,183	$3,511	$7,995	$7,840
Service	6,105	3,640	14,340	10,903
Total revenue	8,288	7,151	22,335	18,743
Cost of revenue:
Product	1,622	1,609	4,114	2,708
Service	1,511	1,830	5,087	5,375
Total cost of revenue	3,133	3,439	9,201	8,083
Gross profit	5,155	3,712	13,134	10,660
Operating expenses:
Research and development	2,012	2,090	5,675	6,971
Selling and marketing	1,086	1,449	3,002	4,472
General and administrative	2,085	2,110	6,479	6,897
Severance and restructuring costs	379	75	572	646
Transaction costs	5	—	1,203	—
Loss on impairment of goodwill	3,255	—	9,098	—
Total operating expenses	8,822	5,724	26,029	18,986
Loss from operations	(3,667)	(2,012)	(12,895)	(8,326)
Other expense, net	(20)	(67)	(243)	(83)
Gain on extinguishment of debt	—	—	—	2,440
Loss before income taxes	(3,687)	(2,079)	(13,138)	(5,969)
Income tax (benefit) provision	(3)	26	(7)	(23)
Net loss	$(3,684)	$(2,105)	$(13,131)	$(5,946)
Net loss per share, basic and diluted	$(0.07)	$(0.04)	$(0.26)	$(0.13)
Weighted average common shares outstanding, basic and diluted	50,291	49,040	49,599	46,334
Comprehensive loss:
Net loss	$(3,684)	$(2,105)	$(13,131)	$(5,946)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(290)	(291)	(1,341)	(649)
Unrealized gains on marketable securities	—	—	—	1
Total other comprehensive loss	(290)	(291)	(1,341)	(648)
Comprehensive loss	$(3,974)	$(2,396)	$(14,472)	$(6,594)

SeaChange International, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(Amounts in thousands)

	For the Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,131)	$(5,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	187	1,098
Loss on disposal of fixed assets	—	75
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	—	(328)
Gain on extinguishment of debt	—	(2,440)
Provision for bad debts	256	(135)
Stock-based compensation expense	711	1,315
Realized and unrealized foreign currency transaction loss	547	399
Loss on impairment of goodwill	9,098	—
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	1,477	709
Unbilled receivables, net	927	397
Prepaid expenses and other current assets and other assets	(240)	2,007
Accounts payable	683	(93)
Accrued expenses and other liabilities	(1,241)	(230)
Deferred revenue	(1,394)	(2,329)
Net cash used in operating activities	(2,120)	(5,500)
Cash flows from investing activities:
Purchases of property and equipment	(124)	(78)
Proceeds from sales and maturities of marketable securities	—	252
Net cash (used in) provided by investing activities	(124)	174
Cash flows from financing activities:
Proceeds from stock option exercises	—	137
Proceeds from issuance of common stock, net of issuance costs	—	17,462
Proceeds from short swing profit settlement	7	—
Net cash provided by financing activities	7	17,599
Effect of exchange rate on cash, cash equivalents and restricted cash	(838)	(467)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,075)	11,806
Cash, cash equivalents and restricted cash at beginning of period	17,856	6,084
Cash, cash equivalents and restricted cash at end of period	$14,781	$17,890
Supplemental disclosure of cash flow information
Income tax payments	$205	$132
Non-cash activities:
Purchases of property and equipment included in accounts payable	$—	$72

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, transaction costs, loss on impairment of goodwill, other expense, net, and income tax provision. We discuss non-GAAP income (loss) from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three and nine months ended October 31, 2022.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP net loss	$(3,684)	$(2,105)	$(13,131)	$(5,946)
Other expense, net	20	67	243	83
Gain on extinguishment of debt	—	—	—	(2,440)
Income tax (benefit) provision	(3)	26	(7)	(23)
GAAP loss from operations	$(3,667)	$(2,012)	$(12,895)	$(8,326)
Amortization of intangible assets	—	298	—	930
Stock-based compensation	177	274	711	1,315
Severance and restructuring costs	379	75	572	646
Transaction costs	5	—	1,203	—
Loss on impairment of goodwill	3,255	—	9,098	—
Non-GAAP income (loss) from operations	$149	$(1,365)	$(1,311)	$(5,435)

GAAP net loss per share, basic and diluted	$(0.07)	$(0.04)	$(0.26)	$(0.13)
GAAP loss from operations per share, basic and diluted	$(0.07)	$(0.04)	$(0.26)	$(0.18)
Non-GAAP income (loss) from operations per share, basic and diluted	$-	$(0.03)	$(0.03)	$(0.12)
Weighted average common shares outstanding, basic	50,291	49,040	49,599	46,334
Weighted average common shares outstanding, diluted	50,490	49,040	49,599	46,334

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout (Unaudited)

(Amounts in thousands)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2022	2021	2022	2021
Product revenue:
License and subscription	$1,430	$2,172	$5,428	$6,306
Hardware	753	1,339	2,567	1,534
Total product revenue	2,183	3,511	7,995	7,840
Service revenue:
Maintenance and support	3,144	3,003	9,371	9,207
Professional services and other	2,961	637	4,969	1,696
Total service revenue	6,105	3,640	14,340	10,903
Total revenue	$8,288	$7,151	$22,335	$18,743